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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 6, 1998 (except for Note 7, as to which the date is April 21, 1998) in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Intuitive Surgical, Inc. for the registration of shares of its common stock.


                                          ERNST & YOUNG LLP


Palo Alto, California
June 1, 1998